Exhibit 32.1

Certification Pursuant to 18 U.S.C. Sec. 1350

In connection with the filing by Office Properties Income Trust (the “Company”) of the Quarterly Report on Form 10-Q for the period ended September 30, 2026 (the “Report”), each of the undersigned hereby certifies, to the best of his or her knowledge:

1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Yael Duffy	/s/ Brian E. Donley
Yael Duffy President and Chief Executive Officer	Brian E. Donley Chief Financial Officer and Treasurer

Date: November 9, 2026